EXHIBIT 99.1
BRP GROUP, INC. ANNOUNCES THIRD QUARTER 2021 RESULTS
- Third Quarter 2021 Revenue Grew 106% Year-Over-Year to $135.6 Million -
- Third Quarter 2021 Organic Revenue Growth of 26% -
TAMPA, FLORIDA - November 8, 2021 - BRP Group, Inc. (“BRP Group” or the “Company”) (NASDAQ: BRP), an independent insurance distribution firm, announced its results for the third quarter ended September 30, 2021.
THIRD QUARTER 2021 HIGHLIGHTS AND SUBSEQUENT EVENTS
•Revenue increased 106% year-over-year to $135.6 million
•Pro Forma Revenue(1) grew 109% year-over-year to $137.8 million
•Organic Revenue Growth(2) was 26% year-over-year
•“MGA of the Future” revenue grew 48% year-over-year to $25.9 million
•GAAP net loss of $24.2 million and GAAP loss per share of $0.28
•Adjusted Net Income(3) of $11.5 million, or $0.11(3) per fully diluted share
•Adjusted EBITDA(4) grew 79% to $19.6 million
•Adjusted EBITDA Margin(4) of 14%
•Pro Forma Adjusted EBITDA(5) of $20.1 million and Pro Forma Adjusted EBITDA Margin(5) of 15%
•“MGA of the Future” policies in force grew by 56,651 to 661,946 at September 30, 2021. Comparatively, in the third quarter 2020, policies in force grew sequentially by 54,313
•Closed five Partner acquisitions during the third quarter 2021 that generated total revenue(6) of approximately $63.9 million for the 12-month period pre-acquisition; subsequent to September 30, 2021, closed two Partner acquisitions that generated total revenue(6) of approximately $63.0 million for the 12-month period pre-acquisition
“It was another outstanding quarter for BRP in all facets of our operations, as we once again doubled our revenue on a year-over-year basis to $135.6 million, while generating another quarter of industry leading organic growth,” said Trevor Baldwin, Chief Executive Officer of BRP Group. “We continued to strongly execute on our deep pipeline of Partnership opportunities, completing two and announcing a third acquisition of Top 100 U.S. brokers in the past few months, further validating BRP Group as a premier destination for the top independent brokers in the industry. In addition, our ‘MGA of the Future’ platform continued to grow rapidly as we continue to execute in multifamily and make progress on creating and launching new products. 2021 has been a landmark year for our Company, and we remain well-positioned to continue generating rapid, sustainable growth and stakeholder value for years to come.”

LIQUIDITY AND CAPITAL RESOURCES
As of September 30, 2021, cash and cash equivalents were $374.5 million and there was $482.3 million of long-term debt outstanding. The Company had aggregate borrowing capacity of $355.0 million under its revolving credit facility.
NINE MONTHS 2021 RESULTS
•Revenue increased 138% year-over-year to $408.1 million
•Pro Forma Revenue(1) grew 121% year-over-year to $446.5 million
•Organic Revenue Growth(2) of 24% year-over-year
•“MGA of the Future” revenue grew 52% to $63.1 million
•GAAP net loss of $13.7 million and GAAP loss per share of $0.18
•Adjusted Net Income(3) of $67.2 million, or $0.69(3) per fully diluted share
•Adjusted EBITDA(4) grew 178% to $92.7 million
•Adjusted EBITDA Margin(4) of 23%
•Pro Forma Adjusted EBITDA(5) of $101.0 million and Pro Forma Adjusted EBITDA Margin(6) of 23%
WEBCAST AND CONFERENCE CALL INFORMATION
BRP Group will host a webcast and conference call to discuss third quarter 2021 results today at 5:00 PM ET. A live webcast and a slide presentation of the conference call will be available on BRP Group’s investor relations website at ir.baldwinriskpartners.com. The dial-in number for the conference call is (877) 451-6152 (toll-free) or (201) 389-0879 (international). Please dial the number 10 minutes prior to the scheduled start time.
A webcast replay of the call will be available at ir.baldwinriskpartners.com for one year following the call.
ABOUT BRP GROUP, INC.
BRP Group, Inc. (NASDAQ: BRP) is an independent insurance distribution firm delivering tailored insurance and risk management insights and solutions that give our Clients the peace of mind to pursue their purpose, passion and dreams. We are innovating the industry by taking a holistic and tailored approach to risk management, insurance and employee benefits, and support our Clients, Colleagues, Insurance Company Partners and communities through the deployment of vanguard resources and capital to drive our growth. BRP represents over 700,000 Clients across the United States and internationally. For more information, please visit www.baldwinriskpartners.com.

FOOTNOTES
(1)    Pro Forma Revenue is a non-GAAP measure. Reconciliation of Pro Forma Revenue to commissions and fees, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(2)    Organic Revenue for the three and nine months ended September 30, 2020 used to calculate Organic Revenue Growth for the three and nine months ended September 30, 2021 was $65.9 million and $171.4 million, which is adjusted to reflect revenues from Partnerships that reach the 12-month owned mark during the three and nine months ended September 30, 2021. Organic Revenue and Organic Revenue Growth are non-GAAP measures. Reconciliation of Organic Revenue and Organic Revenue Growth to commissions and fees, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(3)    Adjusted Net Income and Adjusted Diluted EPS are non-GAAP measures. Reconciliation of Adjusted Net Income to net income (loss) attributable to BRP Group, Inc. and reconciliation of Adjusted Diluted EPS to diluted earnings (loss) per share, the most directly comparable GAAP financial measures, are set forth in the reconciliation table accompanying this release.
(4)    Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. Reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin to net income (loss), the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(5)    Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin are non-GAAP measures. Reconciliation of Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin to net income (loss), the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(6)    Represents the aggregate revenues of Partners acquired during the relevant period presented, for the most recent trailing 12-month period prior to acquisition by the Company, in each case, at the time the due diligence was concluded based on a quality of earnings review and not an audit.
NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent BRP Group’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or BRP Group’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, those described under the caption “Risk Factors” in BRP Group’s Annual Report on Form 10-K for the year ended December 31, 2020 and in BRP Group’s other filings with the SEC, which are available free of charge on the Securities and Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to BRP Group or to persons acting on behalf of BRP Group are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and BRP Group does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.
CONTACTS
INVESTOR RELATIONS
Bonnie Bishop, Executive Director
Baldwin Risk Partners
(813) 259-8032 | IR@baldwinriskpartners.com

PRESS
Rachel DeAngelo, Communications Manager
Baldwin Risk Partners
(813) 387-6842 | rdeangelo@baldwinriskpartners.com

BRP GROUP, INC.
Condensed Consolidated Statements of Comprehensive Loss
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except share and per share data)	2021	2020	2021	2020
Revenues:
Commissions and fees	$135,556	$65,843	$408,090	$171,270

Operating expenses:
Commissions, employee compensation and benefits	100,081	48,469	278,521	122,280
Other operating expenses	27,589	12,146	64,357	30,577
Amortization expense	12,596	5,185	33,875	13,231
Change in fair value of contingent consideration	11,341	6,455	23,163	12,697
Depreciation expense	753	258	1,920	663
Total operating expenses	152,360	72,513	401,836	179,448

Operating income (loss)	(16,804)	(6,670)	6,254	(8,178)

Other expense:
Interest expense, net	(6,940)	(922)	(18,431)	(2,554)
Other expense, net	(478)	(23)	(1,535)	(23)
Total other expense	(7,418)	(945)	(19,966)	(2,577)

Loss before income taxes	(24,222)	(7,615)	(13,712)	(10,755)
Income tax provision	—	—	—	12
Net loss	(24,222)	(7,615)	(13,712)	(10,767)
Less: net loss attributable to noncontrolling interests	(11,389)	(4,347)	(5,736)	(5,379)
Net loss attributable to BRP Group, Inc.	$(12,833)	$(3,268)	$(7,976)	$(5,388)

Comprehensive loss	$(24,222)	$(7,615)	$(13,712)	$(10,767)
Comprehensive loss attributable to noncontrolling interests	(11,389)	(4,347)	(5,736)	(5,379)
Comprehensive loss attributable to BRP Group, Inc.	(12,833)	(3,268)	(7,976)	(5,388)

Basic and diluted loss per share	$(0.28)	$(0.10)	$(0.18)	$(0.22)
Weighted-average shares of Class A common stock outstanding - basic and diluted	46,446,254	33,098,356	45,132,217	24,371,304

BRP GROUP, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share and per share data)	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$374,450	$108,462
Restricted cash	46,987	33,560
Premiums, commissions and fees receivable, net	233,162	155,501
Prepaid expenses and other current assets	5,843	4,447
Due from related parties	—	19
Total current assets	660,442	301,989
Property and equipment, net	13,776	11,019
Other assets	20,847	11,084
Intangible assets, net	652,723	554,320
Goodwill	885,321	651,502
Total assets	$2,233,109	$1,529,914
Liabilities, Mezzanine Equity and Stockholders’ Equity
Current liabilities:
Premiums payable to insurance companies	$175,486	$135,576
Producer commissions payable	35,520	24,260
Accrued expenses and other current liabilities	62,283	47,490
Related party notes payable	61,500	—
Current portion of long-term debt	5,000	4,000
Current portion of contingent earnout liabilities	43,975	6,094
Total current liabilities	383,764	217,420
Revolving lines of credit	120,000	—
Long-term debt, less current portion	477,341	381,382
Contingent earnout liabilities, less current portion	136,970	158,725
Other liabilities	3,319	2,419
Total liabilities	1,121,394	759,946
Commitments and contingencies
Mezzanine equity:
Redeemable noncontrolling interest	223	98
Stockholders’ equity:
Class A common stock, par value $0.01 per share, 300,000,000 shares authorized; 56,386,926 and 44,953,166 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	564	450
Class B common stock, par value $0.0001 per share, 100,000,000 shares authorized; 52,484,315 and 49,828,383 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	5	5
Additional paid-in capital	608,291	392,139
Accumulated deficit	(32,322)	(24,346)
Stockholder notes receivable	(263)	(465)
Total stockholders’ equity attributable to BRP Group, Inc.	576,275	367,783
Noncontrolling interest	535,217	402,087
Total stockholders’ equity	1,111,492	769,870
Total liabilities, mezzanine equity and stockholders’ equity	$2,233,109	$1,529,914

BRP GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended September 30,
(in thousands)	2021	2020
Cash flows from operating activities:
Net loss	$(13,712)	$(10,767)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	35,795	13,894
Change in fair value of contingent consideration	23,163	12,697
Share-based compensation expense	11,921	5,357
Amortization of deferred financing costs	2,301	384
Change in fair value of interest rate caps	1,159	—
Payment of contingent earnout consideration in excess of purchase price accrual	(602)	(1,727)
Other fair value adjustments	217	—
Changes in operating assets and liabilities, net of effect of acquisitions:
Premiums, commissions and fees receivable, net	(58,150)	(12,717)
Prepaid expenses and other current assets	(5,773)	230
Due from related parties	19	2
Accounts payable, accrued expenses and other current liabilities	30,703	23,418
Net cash provided by operating activities	27,041	30,771
Cash flows from investing activities:
Capital expenditures	(3,188)	(4,135)
Cash consideration paid for asset acquisitions, net of cash received	(1,575)	(695)
Cash consideration paid for business combinations, net of cash received	(218,818)	(230,403)
Net cash used in investing activities	(223,581)	(235,233)
Cash flows from financing activities:
Proceeds from issuance of Class A common stock, net of underwriting discounts	269,376	167,346
Redemption and repurchase of LLC Units and Class B common stock	—	(32,610)
Payment of common stock offering costs	(1,055)	(798)
Payment of contingent and guaranteed earnout consideration	(1,078)	(1,192)
Proceeds from revolving line of credit	120,000	185,637
Repayments of revolving line of credit	—	(125,000)
Proceeds from long-term debt	97,914	—
Payments on long-term debt	(2,250)	—
Payments of debt issuance costs	(693)	(2,182)
Purchase of interest rate caps	(6,461)	—
Proceeds from repayment of stockholder notes receivable	202	169
Other	—	19
Net cash provided by financing activities	475,955	191,389
Net increase (decrease) in cash and cash equivalents and restricted cash	279,415	(13,073)
Cash and cash equivalents and restricted cash at beginning of period	142,022	71,071
Cash and cash equivalents and restricted cash at end of period	$421,437	$57,998

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA, Adjusted EBITDA Margin, Organic Revenue, Organic Revenue Growth, Adjusted Net Income, Adjusted Diluted Earnings Per Share (“EPS”), Pro Forma Revenue, Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin are not measures of financial performance under GAAP and should not be considered substitutes for GAAP measures, including commissions and fees (for Organic Revenue, Organic Revenue Growth and Pro Forma Revenue), net income (loss) (for Adjusted EBITDA, Adjusted EBITDA Margin, Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin), net income (loss) attributable to BRP Group, Inc. (for Adjusted Net Income) or diluted earnings (loss) per share (for Adjusted Diluted EPS), which we consider to be the most directly comparable GAAP measures. These non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation or as substitutes for commissions and fees, net income (loss), net income (loss) attributable to BRP Group, Inc. or other consolidated income statement data prepared in accordance with GAAP. Other companies in our industry may define or calculate these non-GAAP financial measures differently than we do, and accordingly these measures may not be comparable to similarly titled measures used by other companies.
Adjusted EBITDA eliminates the effects of financing, depreciation, amortization and change in fair value of contingent consideration. We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related expenses related to Partnerships, severance, and certain non-recurring costs, including those related to raising capital. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.
Adjusted EBITDA Margin is Adjusted EBITDA divided by commissions and fees. Adjusted EBITDA Margin is a key metric used by management and our board of directors to assess our financial performance. We believe that Adjusted EBITDA Margin is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
Adjusted EBITDA and Adjusted EBITDA Margin have important limitations as analytical tools. For example, Adjusted EBITDA and Adjusted EBITDA Margin:
•do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;
•do not reflect changes in, or cash requirements for, our working capital needs;
•do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations;
•do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;
•do not reflect share-based compensation expense and other non-cash charges; and
•exclude certain tax payments that may represent a reduction in cash available to us.

We calculate Organic Revenue Growth based on commissions and fees for the relevant period by excluding the first twelve months of commissions and fees generated from new Partners. Organic Revenue Growth is the change in Organic Revenue period-to-period, with prior period results adjusted for Organic Revenues that were excluded in the prior period because the relevant Partners had not yet reached the twelve-month owned mark, but which reach the twelve-month owned mark in the current period. For example, revenues from a Partner acquired on June 1, 2020 are excluded from Organic Revenue for 2020. However, after June 1, 2021, results from June 1, 2020 to December 31, 2020 for such Partners are compared to results from June 1, 2021 to December 31, 2021 for purposes of calculating Organic Revenue Growth in 2021. Organic Revenue Growth is a key metric used by management and our board of directors to assess our financial performance. We believe that Organic Revenue and Organic Revenue Growth are appropriate measures of operating performance as they allow investors to measure, analyze and compare growth in a meaningful and consistent manner.
Adjusted Net Income is presented for the purpose of calculating Adjusted Diluted EPS. We define Adjusted Net Income as net income (loss) attributable to BRP Group, Inc. adjusted for amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related expenses related to Partnerships, severance, and certain non-recurring costs that, in the opinion of management, significantly affect the period-over-period assessment of operating results, and the related tax effect of those adjustments.
Adjusted Diluted EPS measures our per share earnings excluding certain expenses as discussed above and assuming all shares of Class B common stock were exchanged for Class A common stock. Adjusted Diluted EPS is calculated as Adjusted Net Income divided by adjusted dilutive weighted-average shares outstanding. We believe Adjusted Diluted EPS is useful to investors because it enables them to better evaluate per share operating performance across reporting periods.
Pro Forma Revenue reflects GAAP revenue (commissions and fees), plus revenue from Partnerships in the unowned periods.
Pro Forma Adjusted EBITDA takes into account Adjusted EBITDA from Partnerships in the unowned periods and eliminates the effects of financing, depreciation and amortization. We define Pro Forma Adjusted EBITDA as pro forma net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related expenses related to Partnerships, severance, and certain non-recurring costs, including those related to raising capital. We believe that Pro Forma Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.
Pro Forma Adjusted EBITDA Margin is Pro Forma Adjusted EBITDA divided by Pro Forma Revenue. Pro Forma Adjusted EBITDA Margin is a key metric used by management and our board of directors to assess our financial performance. We believe that Pro Forma Adjusted EBITDA Margin is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that Pro Forma Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.

Adjusted EBITDA and Adjusted EBITDA Margin
The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin to net loss, which we consider to be the most directly comparable GAAP financial measure to Adjusted EBITDA and Adjusted EBITDA Margin:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except percentages)	2021	2020	2021	2020
Commissions and fees	$135,556	$65,843	$408,090	$171,270

Net loss	$(24,222)	$(7,615)	$(13,712)	$(10,767)
Adjustments to net loss:
Amortization expense	12,596	5,185	33,875	13,231
Change in fair value of contingent consideration	11,341	6,455	23,163	12,697
Interest expense, net	6,940	922	18,431	2,554
Share-based compensation	3,834	2,240	11,921	5,357
Transaction-related Partnership expenses	5,556	2,904	11,226	6,772
Depreciation expense	753	258	1,920	663
Change in fair value of interest rate caps	334	—	1,159	—
Severance	481	(324)	481	89
Capital related expenses	—	—	—	1,000
Income tax provision	—	—	—	12
Other	1,951	899	4,222	1,733
Adjusted EBITDA	$19,564	$10,924	$92,686	$33,341
Adjusted EBITDA Margin	14%	17%	23%	19%

Organic Revenue and Organic Revenue Growth
The following table reconciles Organic Revenue and Organic Revenue Growth to commissions and fees, which we consider to be the most directly comparable GAAP financial measure to Organic Revenue and Organic Revenue Growth:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except percentages)	2021	2020	2021	2020
Commissions and fees	$135,556	$65,843	$408,090	$171,270
Partnership commissions and fees (1)	(52,673)	(19,637)	(195,781)	(54,569)
Organic Revenue	$82,883	$46,206	$212,309	$116,701
Organic Revenue Growth (2)	$16,978	$7,809	$40,907	$15,393
Organic Revenue Growth % (2)	26%	20%	24%	15%
__________
(1)    Includes the first twelve months of such commissions and fees generated from newly acquired Partners. Amount is reduced by approximately $830,000 for the timing of certain cash receipts that were fully constrained under ASC Topic 606 in the post-partnership period for our partnership with Agency RM, which closed February 1, 2020.
(2)    Organic Revenue for the three and nine months ended September 30, 2020 used to calculate Organic Revenue Growth for the three and nine months ended September 30, 2021 was $65.9 million and $171.4 million, respectively, which is adjusted to reflect revenues from Partnerships that reached the twelve-month owned mark during the three and nine months ended September 30, 2021.

Adjusted Net Income and Adjusted Diluted EPS
The following table reconciles Adjusted Net Income to net loss attributable to BRP Group, Inc. and reconciles Adjusted Diluted EPS to diluted loss per share:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except per share data)	2021	2020	2021	2020
Net loss attributable to BRP Group, Inc.	$(12,833)	$(3,268)	$(7,976)	$(5,388)
Net loss attributable to noncontrolling interests	(11,389)	(4,347)	(5,736)	(5,379)
Amortization expense	12,596	5,185	33,875	13,231
Change in fair value of contingent consideration	11,341	6,455	23,163	12,697
Share-based compensation	3,834	2,240	11,921	5,357
Transaction-related Partnership expenses	5,556	2,904	11,226	6,772
Amortization of deferred financing costs	858	189	2,301	384
Change in fair value of interest rate caps	334	—	1,159	—
Severance	481	(324)	481	89
Capital related expenses	—	—	—	1,000
Other	1,951	899	4,222	1,733
Adjusted pre-tax income	12,729	9,933	74,636	30,496
Adjusted income taxes (1)	1,260	983	7,389	3,019
Adjusted Net Income	$11,469	$8,950	$67,247	$27,477

Weighted-average shares of Class A common stock outstanding - diluted	46,446	33,098	45,132	24,371
Dilutive effect of unvested restricted shares of Class A common stock	1,818	759	1,737	483
Exchange of Class B shares (2)	52,148	45,288	50,521	44,767
Adjusted dilutive weighted-average shares outstanding	100,412	79,145	97,390	69,621

Adjusted Diluted EPS	$0.11	$0.11	$0.69	$0.39

Diluted loss per share	$(0.28)	$(0.10)	$(0.18)	$(0.22)
Effect of exchange of Class B shares and net loss attributable to noncontrolling interests per share	0.04	—	0.04	0.07
Other adjustments to loss per share	0.36	0.22	0.91	0.58
Adjusted income taxes per share	(0.01)	(0.01)	(0.08)	(0.04)
Adjusted Diluted EPS	$0.11	$0.11	$0.69	$0.39
___________
(1)    Represents corporate income taxes at assumed effective tax rate of 9.9% applied to adjusted pre-tax income.
(2)    Assumes the full exchange of Class B shares for Class A common stock pursuant to the Amended LLC Agreement.

Pro Forma Revenue
The following table reconciles Pro Forma Revenue to commissions and fees, which we consider to be the most directly comparable GAAP financial measure to Pro Forma Revenue:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Commissions and fees	$135,556	$65,843	$408,090	$171,270
Revenue for Partnerships in the unowned period (1)	2,274	232	38,364	30,690
Pro Forma Revenue	$137,830	$66,075	$446,454	$201,960
___________
(1)    The adjustments for the three months ended September 30, 2021 reflect commissions and fees revenue for RogersGray Inc., Breakwater Brokerage, LLC and Monomoy Insurance Group, LLC (collectively, “RogersGray”), EBSME, LLC (“EBSME”), FounderShield LLC, AlphaRoot LLC, ReShield LLC and Scale Underwriting Services LLC (collectively, “FounderShield”), The Capital Group, LLC, The Capital Group Association Consultants, LLC, US Underwriters, LLC, TCG Financial Management Company, LLC and The Capital Group Investment Advisory Services, LLC (collectively, “The Capital Group”) and River Oak Risk, LLC and River Oak Risk Holdings, LLC (collectively “River Oak Risk”) as if the Company had acquired the Partners on January 1, 2021. The adjustments for the three months ended September 30, 2020 reflect commissions and fees revenue for Fletcher Financial Group, Inc. ("Fletcher") and Medicare insurance Advisors, Inc. ("MIA") as if the Company had acquired the Partners on January 1, 2020. The adjustments for the nine months ended September 30, 2021 reflect commissions and fees revenue for LeaseTrack Services LLC and Effective Coverage LLC (collectively, "LeaseTrack"), Riley Financial, Inc. (operating as “Medicare Help Now”), Tim Altman, Inc. (operating as “Only Medicare Solutions”), Seniors’ Insurance Services of Washington, Inc. (“Seniors’ Insurance Services”), Mid-Continent Companies, Ltd. and Mid-Continent Securities Ltd. (collectively, “Mid-Continent”), RogersGray, EBSME, FounderShield, The Capital Group and River Oak Risk as if the Company had acquired the Partners on January 1, 2021. The adjustments for the nine months ended September 30, 2020 reflect commissions and fees revenue for AgencyRM LLC ("AgencyRM"), VibrantUSA Inc. ("VibrantUSA"), Insurance Risk Partners, LLC ("IRP"), Southern Protective Group, LLC ("Southern Protective Group"), Pendulum, LLC ("Pendulum"), Rosenthal Bros., Inc. ("Rosenthal"), Trinity Benefit Advisors, Inc./Russ Blakely & Associates, LLC ("TBA/RBA"), Fletcher and MIA as if the Company had acquired the Partners on January 1, 2020. This unaudited pro forma information should not be relied upon as being indicative of the historical results that would have been obtained if the acquisitions had occurred on that date, nor the results that may be obtained in the future.

Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin
The following table reconciles Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin to net loss, which we consider to be the most directly comparable GAAP financial measure to Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Pro Forma Revenue	$137,830	$66,075	$446,454	$201,960

Net loss	$(24,222)	$(7,615)	$(13,712)	$(10,767)
Net income (loss) for Partnerships in the unowned period (1)	(90)	27	2,570	9,885
Pro Forma Net Loss	(24,312)	(7,588)	(11,142)	(882)
Adjustments to Pro Forma Net Loss:
Amortization expense	12,905	5,206	38,866	16,135
Change in fair value of contingent consideration	11,341	6,455	23,163	12,697
Interest expense, net	7,271	922	19,223	3,997
Share-based compensation	3,834	2,240	11,921	5,357
Transaction-related Partnership expenses	5,556	2,904	11,226	6,772
Depreciation expense	753	258	1,920	663
Change in fair value of interest rate caps	334	—	1,159	—
Severance	481	(324)	481	89
Capital related expenses	—	—	—	1,000
Income tax provision	—	—	—	12
Other	1,951	899	4,222	1,733
Pro Forma Adjusted EBITDA	$20,114	$10,972	$101,039	$47,573
Pro Forma Adjusted EBITDA Margin	15%	17%	23%	24%
___________
(1)    The adjustments for the three months ended September 30, 2021 reflect net income (loss) for RogersGray, EBSME, FounderShield, The Capital Group and River Oak Risk as if the Company had acquired the Partners on January 1, 2021. The adjustments for the three months ended September 30, 2020 reflect net income (loss) for Fletcher and MIA as if the Company had acquired the Partners on January 1, 2020. The adjustments for the nine months ended September 30, 2021 reflect net income (loss) for LeaseTrack, Medicare Help Now, Only Medicare Solutions, Seniors’ Insurance Services, Mid-Continent, RogersGray, EBSME, FounderShield, The Capital Group and River Oak Risk as if the Company had acquired the Partners on January 1, 2021. The adjustments for the nine months ended September 30, 2020 reflect net income (loss) for AgencyRM, VibrantUSA, IRP, Southern Protective Group, Pendulum, Rosenthal, TBA/RBA, Fletcher and MIA as if the Company had acquired the Partners on January 1, 2020. This unaudited pro forma information should not be relied upon as being indicative of the historical results that would have been obtained if the acquisitions had occurred on that date, nor the results that may be obtained in the future.

COMMONLY USED DEFINED TERMS
The following terms have the following meanings throughout this press release unless the context indicates or requires otherwise:
Amended LLC Agreement    Third Amended and Restated Limited Liability Company Agreement of BRP, as amended
ASC Topic 606    Accounting Standards Codification Topic 606, Revenue from Contracts with Customers
Clients    Our insureds
Colleagues    Our employees
GAAP    Accounting principles generally accepted in the United States of America
Partners    Companies that we have acquired, or in the case of asset acquisitions, the producers
Partnerships    Strategic acquisitions made by the Company